EXHIBIT 21

                                                 State of
     Subsidiary                               Incorporation



                     THE QUAKER OATS COMPANY
            ACTIVE DOMESTIC SUBSIDIARIES AS OF 7/1/95


                                                 State of
     Subsidiary                               Incorporation

Ardmore Farms, Inc.                               Pennsylvania
Arnie's Bagelicious Bagels, Inc.                  Nebraska
Bob's Farms, Inc.                                 Delaware
Continental Coffee Products Company               Delaware
The Gatorade Company                              Delaware
Gatorade Puerto Rico Company                      Delaware
Golden Grain Company                              California
Grocery International Holdings, Inc.              Delaware
Liqui-Dri Foods, Inc.                             Kentucky
Mr. Natural, Inc.                                 Delaware
Q-Bear Company                                    Delaware
Q-Ketchikan Company                               Delaware
QO Acquisition Corp.                              Delaware
QO Coffee Holdings, Inc.                          Delaware
Quaker Leasing Corp.                              Delaware
Quaker Oats Asia, Inc.                            Delaware
Quaker Oats Europe, Inc.                          Illinois
Quaker Oats Foreign Sales Corporation             Barbados
Quaker Oats Holdings, Inc.                        Delaware
Quaker Oats Music, Inc.                           Delaware
Richardson Foods Corporation                      New York
Rockford Farms, Inc.                              Delaware
Snapple Beverage Corp.                            Delaware
Snapple Caribbean Corp.                           Delaware
Snapple Distributors of Orange County, Inc.       Delaware
Snapple Distribution Corp.                        Delaware
Snapple Finance Corp.                             Delaware
Snapple International Corp.                       Delaware
Snapple-Tetley Tea Ventures Corp.                 Delaware
Snapple-Tetley Tea Ventures, L.P.                 Delaware
Snapple Worldwide Corp.                           Delaware
Southwest Snapple Holdings Corp.                  Delaware
Stokely-Van Camp, Inc.                            Indiana


            ACTIVE FOREIGN SUBSIDIARIES AS OF 7/1/95


    Subsidiary                                             Country
Elaboradora Argentina de Cereales, S.A.                   Argentina

Quaker Oats Australia Limited                             Australia

The Gatorade Company of Australia Pty. Ltd.               Australia

EH (Holdings) Limited                                     Bermuda

QUIC Ltd.                                                 Bermuda

Quaker Brasil Ltda.                                       Brazil

The Quaker Oats Company of Canada Limited                 Canada

Beverages Gatorade (Chile) Ltda.                          Chile

Productos Quaker, S.A.                                    Colombia

Snapple Beverage (Europe) Limited                         England

Quaker Oats Limited                                       England

The Quaker Beverages GmbH                                 Germany

Quaker-Chiari & Forti S.p.A.                              Italy

Quaker Oats Japan, Ltd.                                   Japan

Quaker Products (Malaysia) Sdn. Bhd.                      Malaysia

Quaker de Mexico, S.A. de C.V.                            Mexico

Snapple Beverages de Mexico, S.A. de C.V.                 Mexico

Snapple Beverages Services de Mexico, S.A. de C.V.        Mexico





    Subsidiary                                                Country
Quaker Oats B.V.                                          The Netherlands

Gatorade Portugal-Services de Marketing S.A.              Portugal

QO Puerto Rico, Inc.                                      Puerto Rico

Quaker Oats Iberia, S.A.                                  Spain

Nevex, C.A.                                               Venezuela

Productos Quaker, C.A.                                    Venezuela




                     DOMESTIC JOINT VENTURES

Rhone Poulenc               The Quaker Oats Company        50%
                            Rhone Poulenc                  50%



                     FOREIGN JOINT VENTURES

Standard  Foods  Singapore Pte. Ltd.             The Quaker Oats Company    51%
(holding company for Chinese company             Standard Foods Taiwan      49%
- - Suzhou Standard Foods Co.)

Beverages Gatorade (Chile) Limitada              Stokely-Van Camp, Inc.   99.9%
                                                 The Quaker Oats Company   0.1%

Shanghai Quaker Oats Beverages Co. Ltd.          The Quaker Oats Company    80%
                                                 Shanghai Bomy Foodstuffs
                                                     Co. Ltd.               10%
                                                 Chou Chin Industrial
                                                     (H.K.) Ltd.            10%

P.T. AdeS Alfindo Putrasetia                     The Quaker Oats Company    90%
Indonesia                                        Alfi Gunawan               10%
                                                 (President/Director)